UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):

April 5, 2026

MATTEL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-05647	95-1567322
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

333 Continental Boulevard

El Segundo, California 90245-5012

(Address of principal executive offices)

Registrant’s telephone number, including area code

(310) 252-2000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.00 per share	MAT	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 5 – Corporate Governance and Management

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 7, 2026, Mattel, Inc. (the “Company”) announced that, effective May 1, 2026, Steve Totzke will cease to serve as President and Chief Commercial Officer and Sanjay Luthra, Executive Vice President and Managing Director of EMEA and Global Direct-to-Consumer, will succeed Mr. Totzke as Chief Commercial Officer, overseeing Mattel’s global sales and commercial operations. Mr. Luthra will report to the Company’s Chairman and Chief Executive Officer, Ynon Kreiz. To help ensure a smooth transition, Mr. Totzke will serve in a non-executive officer advisory role as Executive Advisor and President, Strategic Transition, from May 1, 2026 through December 31, 2026 (the “Termination Date”), with the same compensation terms and conditions that he is currently receiving. Mr. Totzke’s employment with the Company will terminate effective as of the Termination Date.

Mr. Totzke entered into a separation letter agreement with the Company, dated April 7, 2026 (the “Separation Agreement”), which provides for Mr. Totzke’s transition as described above. In connection with Mr. Totzke’s departure from the Company on the Termination Date, he will be entitled to receive severance payments and benefits, and accelerated vesting of certain equity awards, as a result of a Covered Termination as defined in and in accordance with the terms of the Company’s Amended and Restated Executive Severance Plan B, and an Involuntary Retirement as defined in and in accordance with the terms of the Company’s Amended and Restated 2010 Equity and Long-Term Compensation Plan. In addition, Mr. Totzke will receive a monthly cash payment for up to eighteen months in an amount equal to the applicable COBRA premium for his level of coverage in place as of the Termination Date, and will continue to receive his existing car allowance for the same period. The foregoing summary of the Separation Agreement is qualified in its entirety by reference to the full text of the Separation Agreement, a copy of which is included as Exhibit 10.1 hereto.

Section 7 – Regulation FD

Item 7.01.	Regulation FD Disclosure.

On April 7, 2026, the Company issued a press release announcing Mr. Totzke’s separation from the Company, a copy of which is furnished as Exhibit 99.1 hereto.

In accordance with General Instruction B.2 of Form 8-K, the information in this Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Section 9 – Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Exhibit Description

10.1	Separation Letter Agreement, dated April 7, 2026, between Mattel, Inc. and Steve Totzke

99.1**	Press release dated April 7, 2026, issued by Mattel, Inc.

104	Cover Page Interactive Data File (embedded within the Inline XBRL Document)

**	Furnished herewith

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MATTEL, INC. Registrant

By:	/s/ Jonathan Anschell
Name:	Jonathan Anschell
Title:	Executive Vice President, Chief Legal Officer, and Secretary

Dated: April 7, 2026